Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER,
AS REQUIRED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert V. LaPenta, the undersigned officer of L-1 Identity Solutions, Inc., a Delaware corporation (the “Company”) hereby certifies pursuant to 18 U.S.C. Section 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The accompanying annual report on Form 10-K for the fiscal year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  February 25, 2009

/s/ Robert V. LaPenta
Robert V. LaPenta
Chief Executive Officer and President
(Principal Executive Officer)